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                                                                   EXHIBIT 10.41


                            THIRD AMENDMENT TO LEASE


     This Third Amendment to Lease is entered into by and between Baytech Associates, a California general partnership ("Landlord") and Verilink Corporation, a California corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into a lease (the "Original Lease") dated February 27, 1986 concerning 54,851 square feet of space in the building located at 145 Baytech Drive, San Jose, CA.

     B. The Original Lease was modified by First Amendment to Lease (the "First Amendment") dated January 22, 1987 and by Second Amendment (the "Second Amendment") to Lease dated April 30, 1996. The Original Lease, together with the First Amendment and the Second Amendment, is attached hereto as Exhibit A. The Original Lease as modified by the First Amendment and Second Amendment is hereinafter referred to as the "Lease."

     C. Landlord and Tenant now desire to modify the Lease upon the terms and conditions hereinafter provided. Any capitalized term not defined herein shall have the same meaning ascribed to it in the Lease.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1. Rent. Effective May 1, 1999, Monthly Rent shall be Seventy-One Thousand Three Hundred Six Dollars 30/100 ($71,306.30) per month.

     2.   Option To Extend Term.

          (a) At the expiration of the original five (5) year term the Lease (the "Expiration Date"), Tenant may extend the term of the Lease for one additional period of five (5) years (the "Second Extended Term"), commencing immediately following the Expiration Date of the First Extended Term. Tenant shall exercise this option, if at all, by giving Landlord notice of Tenant's intention to do so at least six (6) months but no more than twelve (12) months prior to the Expiration Date of the First Extended Term. In no event shall any purported exercise of such option by Tenant be effective if Tenant is in default of any material term, covenant, agreement or obligation on its part under this Lease during the period from the date Tenant exercises its option hereunder up to and including the commencement of the Second Extended Term, provided that Tenant shall have received written notice of such default and then failed to cure such default within the applicable cure period. The Second Extended Term shall be upon all the terms and conditions of the Lease, except that Monthly Rent shall be adjusted as set forth in Subparagraph 2(b) below.

          (b)  The Monthly Rent for the Extended Term shall be the greater of
(i) the Monthly Rent payable hereunder for the last full month of the Lease
Term immediately preceding
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commencement of the Second Extended Term, or (ii) the fair market rental for the
Premises. In the event the parties fail to agree upon the amount of the Monthly Rent for the first year of the Second Extended Term on or before one hundred fifty (150) days prior to the commencement thereof, the Monthly Rent for the first twelve (12) months of the Extended Term shall be determined by appraisal in the manner hereinafter set forth, provided that in no event shall the Monthly Rent for the Extended Term be less than the Monthly Rent payable hereunder for the last full month of the Lease term immediately preceding commencement of the Second Extended Term.

        (c) In the event it becomes necessary under this Paragraph 2 to determine the fair market monthly rent by appraisal, one hundred fifty (150) days prior to commencement of the Second Extended Term, Landlord and Tenant shall each appoint a real estate appraiser (MAI or AIREA) who has at least five
(5) years experience in appraising commercial real property in the San Jose area. Such appraisers shall each determine the fair market Monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the Building and prevailing comparable rentals and other relevant factors. Such appraisers shall, within twenty (20) business days after the appointment, complete their appraisal and submit their appraisal report to Landlord and Tenant. If the two (2) appraisals of fair market Monthly Rent for the Premises vary by five (5%) percent or less of the higher appraisal, the average of the two shall be the Monthly Rent for the Premises for the first year of the Extended Term, (except as provided in Paragraph 2(b) above.) If said appraisals of fair market Monthly Rent vary by more than five (5%) percent of the higher appraisal, the appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a certified real estate appraiser having five (5) years experience appraising commercial real property in the San Jose area. Such third appraiser shall, within twenty
(20) business days after its appointment, determine by appraisal the fair market Monthly Rent for the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market Monthly Rent determined by the third appraiser for the Premises shall be averaged with whichever of the other two appraised values is closest to that determined by the third appraiser, and the average thereof shall be the Monthly Rent for the first year of the Second Extended Term (provided that if the third appraiser's value is equally close to the other two appraised values, the fair market Monthly Rent shall be as determined by the third appraiser), subject to Paragraph 2(b) above. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisals submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser, within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the nearest office of the American Arbitration Association, which shall appoint a licensed appraiser satisfying the requirements set forth above. Each Party shall pay its own real estate appraiser, and the parties shall evenly share the cost for the third appraiser.

        3. Confirmation. Except as modified hereby, the Lease shall remain in full force and effect.


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        IN WITNESS WHEREOF, the parties have executed this Third Amendment to
Lease effective as of the latest date set forth next to their signatures below.

Landlord:

Baytech Associates,
a California general partnership

By /s/ LEIGH S. BELDEN
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       Leigh S. Belden

Its
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Tenant:

Verilink Corporation,
a California corporation


By /s/ JOHN C. BATTY
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       John C. Batty

Its    CFO
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        The undersigned, lender under the lease referred to as the "Lease" in the foregoing Third Amendment to Lease, hereby consent to the foregoing Third Amendment to Lease.


Lender:



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By:
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Its:
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